EXHIBIT 3.2

BYLAWS
of the
FEDERAL HOME LOAN BANK OF SAN FRANCISCO

As Amended and Restated effective January 29, 2021

Approved 1/31/20

CONTENTS

Article I	OFFICES
	Sec. 1	Principal Office
	Sec. 2	Other Offices

Article II	MEMBER MEETINGS
	Sec. 1	Meetings
	Sec. 2	Member Voting

Article III	BOARD OF DIRECTORS
	Sec. 1	Board Composition and Director Elections
	Sec. 2	Regular Meetings
	Sec. 3	Special Meetings
	Sec. 4	Quorum; Voting
	Sec. 5	Officers of the Board of Directors
	Sec. 6	Presiding Officers; Acting Officers
	Sec. 7	Removal of Officers of the Board of Directors
	Sec. 8	Order of Business; Minutes
	Sec. 9	Bank Policies and Plans
	Sec. 10	Action Without a Meeting
	Sec. 11	Vacancies
	Sec. 12	Director Compensation

Article IV	COMMITTEES OF THE BOARD OF DIRECTORS
	Sec. 1	General Provisions
	Sec. 2	Audit Committee
	Sec. 3	Risk Committee
	Sec. 4 Sec. 5	Governance and Compensation Committee(s) Meetings

Article V	OFFICERS AND EMPLOYEES
	Sec. 1	Officers
	Sec. 2	Employees
	Sec. 3	Compensation
	Sec. 4	Acting President

Article VI	CAPITAL STOCK
	Sec. 1	Manner of Executing
	Sec. 2	Transfers
	Sec. 3	Dividends

Approved 1/29/21	Page i

Article VII	GENERAL PROVISIONS
	Sec. 1	Budgets
	Sec. 2	Bonds and Insurance
	Sec. 3	Indemnification
	Sec. 4	Limitation of Liability
	Sec. 5	Signing of Papers
	Sec. 6	Operations; FHFA Approval
	Sec. 7	Fiscal Year
	Sec. 8	Amendment of Bylaws
	Sec. 9	Corporate Seal
	Sec. 10	Designation of Law for Corporate Governance and Indemnification Practices and Procedures

Article VIII	EMERGENCY BYLAWS
	Sec. 1	Emergency
	Sec. 2	Meetings
	Sec. 3	Quorum
	Sec. 4	Bylaws
	Sec. 5	Liability
	Sec. 6	Repeal or Change

Approved 1/29/21	Page ii

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

BYLAWS

ARTICLE I

Offices

Section 1.    Principal Office: The principal office of the Federal Home Loan Bank of San Francisco (“Bank”) is to be located in the City and County of San Francisco, State of California.

Section 2.    Other Offices: In addition to its principal office, the Bank may maintain offices at any other place or places, as may be designated from time to time by the Board of Directors.

ARTICLE II

Member Meetings

Section 1.    Meetings: Meetings of the members of the Bank shall be called upon the written request of the President of the Bank or any eight members of the Board of Directors. The Board of Directors shall designate the date, time, and place for such meeting, to be held not less than fifteen days nor more than sixty days after such request. Should the Board of Directors fail to act for a period of thirty days after the request for such meeting, the Secretary of the Bank shall designate a date, time, and place. The Secretary of the Bank shall mail a notice of such meeting to each member of the Bank at its last known address as shown on the records of the Bank. Such notice shall be sent at least ten days before such meeting and shall contain a statement of the purpose and the time and place of the meeting. To the extent permitted by applicable law, such notice may instead be given by means of electronic transmission or posting.

The chair of the Board of Directors, or in his or her absence the vice chair, or in the absence of both of these officers, the President of the Bank, shall preside at each meeting of the members. Minutes of each meeting of the members shall be prepared by the Secretary of the Bank and shall be approved by the Board of Directors.

Section 2.    Member Voting: The members shall be entitled to vote in connection with the election of directors in accordance with the provisions of the Federal Home Loan Bank Act, as amended, the Federal Housing Enterprises Financial Safety and Soundness Act of 1992, as amended, (together, “Acts”), the rules and regulations of the Federal Housing Finance Agency (“FHFA”) as in effect from time to time (“Rules and Regulations”), and the director election procedures as established by the Board of Directors in accordance with the requirements of the Acts and the Rules and Regulations. The members shall also be entitled to vote on such other matters as expressly provided for in the Acts and the Rules and Regulations, in accordance with the requirements of the Acts and the Rules and Regulations.

Approved 1/29/21	Page 1

ARTICLE III

Board of Directors

Section 1.    Board Composition and Director Elections

(a)    Number, Qualifications, and Eligibility: The Board of Directors shall consist of thirteen members or such other number of members as established by the FHFA, from time to time, each of whom shall at all times meet the standards for eligibility set forth in the Acts and the Rules and Regulations. The directors shall be nominated and elected in such manner and for such terms of office as provided by the Acts and the Rules and Regulations. Directors are divided into two classes: (1) those who are officers or directors of a member of the Bank (“Member Directors”); and (2) those who are not Member Directors, but are elected by a plurality of the votes of the members of the Bank from among eligible persons nominated by the Board of Directors after consultation with the Affordable Housing Advisory Council (“AHAC”) of the Bank (“Independent Directors”). Member Directors must constitute at least a majority, but no more than sixty percent, of the members of the Board of Directors, and Independent Directors must constitute at least forty percent of the members of the Board of Directors. At least two Independent Directors must also qualify as public interest directors. Annually, the Board shall determine how many, if any, of the Independent Director positions with terms beginning the following January 1 shall be public interest director positions, provided that the Bank at all times has at least two public interest director positions. Independent Directors shall be elected in an at-large election by a plurality of the members of the Bank entitled to vote, with each member having the same number of votes as it has with respect to the election of Member Directors, determined as specified in the Acts and the Rules and Regulations. Member Directors shall be elected as representing members located in a particular State, in the manner and with the number of votes specified in the Acts and the Rules and Regulations.

(b)    Nominations for Independent Director Positions: The committee of the Board of Directors responsible for corporate governance (“Governance Committee”) shall make recommendations to the Board of Directors regarding nominations for Independent Director positions. The Bank may solicit potential nominees for Independent Director positions from members; trade groups; organizations representing affordable housing, economic development, consumer or community interests; or other interested parties. The Governance Committee shall review applications and other information submitted by potential nominees, and shall consider for nomination only those individuals who meet the eligibility requirements and knowledge or experience qualifications for the Independent Director positions as set forth in the Acts and Rules and Regulations. Other factors the Governance Committee or the Board of Director may consider include, but are not limited to, current or prior experience on the Board of Directors, skills and experience likely to enhance the Board of Directors, and diversity. Before recommending for nomination any individual for an Independent Director position, the Governance Committee shall review the potential nominees with the AHAC and shall consider the AHAC’s comments in making a recommendation to the Board of Directors. The Board of Directors, by a majority vote of the directors present at a meeting, a quorum being present (excluding any director who is not disinterested), shall nominate at least as many qualified individuals as there are Independent Director positions to be filled in that election.

Section 2.    Regular Meetings: Regular meetings of the Board of Directors may be held at such date, time and place as shall be determined from time to time by resolution of the Board of Directors, provided, however, that regular meetings shall be held at least six times a year. Regular meetings may be held without notice thereof, or the Board of Directors by resolution may direct the Secretary of the Bank to give three days’ notice of each regular meeting to each director. As provided by the Acts, the Rules and Regulations, and in accordance with applicable FHFA guidance, any regular meeting may be held by telephone or video conference or similar

Approved 1/29/21	Page 2

communications equipment during which all directors participating in the meeting are able to hear and be heard by all other persons participating in the meeting, and participation by such means shall constitute presence in person at such meeting.

Section 3.    Special Meetings: Special meetings of the Board of Directors may be called by the chair of the Board of Directors or the President of the Bank on at least twenty-four hours’ written notice (which may be by email) to each director, and shall be called upon like notice by the Secretary of the Bank on the written request of four directors (or the written request of two directors, in the case of a special meeting to be held by telephone or video conference or similar communication equipment) stating the reasons therefor. The notice of such special meeting shall designate the date, time, and place of such meeting and shall contain a statement of the purpose of the meeting. Special meetings may be held without previous notice if all of the directors are actually present, or notice may be waived by any director before or after any such meeting. For any meeting held by telephone or video conference, or similar communications equipment, all directors participating in the meeting must be able to hear and be heard by all other persons participating in the meeting.

Section 4.    Quorum; Voting: At any regular or special meeting of the Board of Directors, a majority of those authorized to act as directors shall constitute a quorum for the transaction of business. The majority of the directors present at any meeting, a quorum being present, shall conduct the business of the Board of Directors.

Section 5.    Officers of the Board of Directors: The officers of the Board of Directors shall be a chair and a vice chair, each of whom shall be elected for a two-year term by a majority of the directors from among the directors. The officers shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board of Directors.

Section 6.    Presiding Officers; Acting Officers: At all meetings of the Board of Directors, the chair, or in his or her absence the vice chair, or in the absence of both of these officers, a chair pro tempore selected by vote of a majority of the directors present at the meeting, shall preside. If the position of chair is vacant or if a majority of the directors determines by action of the Board of Directors that the chair is more than temporarily unable to carry out the duties of office, the vice chair shall act as chair until the next regular or special meeting of the Board of Directors, at which meeting the Board of Directors shall by majority vote elect a new chair to complete the chair’s term. If the position of vice chair is vacant or if a majority of the directors determines by action of the Board of Directors that the vice chair is more than temporarily unable to carry out the duties of office, the chair of the Finance and Strategic Planning Committee of the Board of Directors shall serve as the acting vice chair until the next regular or special meeting of the Board of Directors, at which meeting the Board of Directors shall by majority vote elect a new vice chair to complete the vice chair’s term. An acting officer of the Board of Directors shall have all the powers of the incumbent office.

Section 7.    Removal of Officers of the Board of Directors: A chair, vice chair, or acting chair or vice chair of the Board of Directors may be removed from his or her position as an officer of the Board of Directors for good cause by vote of a majority of the directors. A successor to the officer being removed shall then be elected by a majority of the directors from among the directors to complete the officer’s remaining term.

Section 8.    Order of Business; Minutes: At meetings of the Board of Directors, business shall be transacted in such order as, from time to time, the Board of Directors may determine. Minutes of each meeting of the Board of Directors shall be prepared by the Secretary of the Bank and shall be approved by the Board of Directors.

Approved 1/29/21	Page 3

Section 9.    Bank Policies and Plans: In accordance with the Acts and the Rules and Regulations, the Board of Directors shall adopt and review from time to time such Bank policies and plans as may be required by the Acts and the Rules and Regulations to be approved by the Board of Directors.

Section 10.    Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be by email) and the consents are filed with the minutes of the proceedings of the Board of Directors or of such committee.

Section 11.    Vacancies: When any vacancy in a director position occurs, including as a result of a determination by the Bank or the FHFA that any director of the Bank no longer satisfies the eligibility requirements set forth in the Acts and the Rules and Regulations, or that a director has failed to comply with the reporting requirements of the Acts and the Rules and Regulations, the Board of Directors shall select, by a majority vote of the remaining Bank directors sitting as a board, an individual to fill the unexpired term of the vacant director position, regardless of whether the remaining Bank directors constitute a quorum of the Bank’s Board of Directors. The Board of Directors shall select to a vacant director position an individual who satisfies all of the eligibility requirements and any of the qualification requirements set forth in the Acts and the Rules and Regulations, except that if the vacant director position is a public interest director position and the Bank has at least two other public interest director positions that are not vacant, the Board of Directors may select any individual who is eligible and qualified for any Independent Director position. Prior to selection of any individual to fill an Independent Director position, the Board of Directors shall review the potential appointee with the AHAC and shall consider the AHAC’s comments. Prior to the Board of Director’s selection of any individual to fill a vacancy on the Board of Directors, the Bank must verify an individual’s eligibility to serve in the manner required by the FHFA before allowing such individual to assume the director position.

Section 12.    Director Compensation: The Board of Directors shall annually adopt a written policy to provide for payment of compensation and expenses to the directors in accordance with the Acts and the Rules and Regulations.

ARTICLE IV

Committees of the Board of Directors

Section 1.     General Provisions: The Board of Directors shall establish such committees of the Board of Directors as are required by the Acts and the Rules and Regulations, and may establish such other committees, including an executive committee, as the Board of Directors deems necessary or appropriate, each committee to consist of three or more directors. The Board of Directors shall designate the chair, vice chair, and other members of each committee. Each committee shall have and may exercise such power and authority as may be established by the Board of Directors and, if applicable, specified in the Acts and the Rules and Regulations. For each committee, the Board of Directors shall adopt a charter that sets forth the purpose and operations of the committee and meets such other criteria as may be specified in the Acts and the Rules and Regulations.

Section 2.    Audit Committee: The Board of Directors shall establish an Audit Committee, which shall consist of at least five directors meeting the criteria established by the Acts and the Rules and Regulations. The Board of Directors may by resolution from time to time change the members of the Audit Committee. The Audit Committee shall have and may exercise such power and authority as may be established by the Board of Directors and as specified in the Acts and the Rules and Regulations.

Approved 1/29/21	Page 4

Section 3.     Risk Committee: The Board of Directors shall establish a Risk Committee, which shall consist of at least three directors meeting the criteria established by the Acts and the Rules and Regulations. The Board of Directors may by resolution from time to time change the members of the Risk Committee. The Risk Committee shall have and may exercise such power and authority as may be established by the Board of Directors and as specified in the Acts and the Rules and Regulations.

Section 4.    Governance and Compensation Committee(s): The Board of Directors shall appoint a Governance and Compensation Committee, or committees, however styled, that shall have and may exercise such power and authority as may be established by the Board of Directors and as specified in the Acts and the Rules and Regulations.

Section 5.    Meetings: The business of each committee of the Board of Directors shall be conducted in all material respects in the same manner as provided in these Bylaws for the conduct of business by the Board of Directors. Regular meetings of a committee may be held at such date, time, and place as shall be determined by the Board of Directors or the committee upon at least twenty-four hours’ written notice (which may be by email) to each member of the committee. Special meetings of a committee may be called by the chair of the Board of Directors or the chair of the committee or the President of the Bank on at least twenty-four hours’ written notice (which may be by email) to each member of the committee, such notice designating the date, time, and place of such meeting and containing a statement of the purpose of the meeting. Special meetings of a committee may be held without previous notice if all of the members of the committee are actually present, or notice may be waived by any committee member before or after any such meeting. Any regular or special committee meeting may be held by telephone or video conference or similar communications equipment during which all members of the committee participating in the meeting are able to hear and be heard by all other persons participating in the meeting. For any committee meeting, a majority of directors who are members of the committee shall constitute a quorum for the transaction of business; the majority of the committee members present at any meeting, a quorum being present, shall conduct the business of the committee. Minutes of each committee meeting shall be prepared by the Secretary of the Bank and shall be approved by the Board of Directors.

ARTICLE V

Officers and Employees

Section 1.    Officers: The officers of the Bank shall be a President, one or more Executive Vice Presidents, Senior Vice Presidents, Managing Directors, Senior Directors, or Directors (but not including any Associate Director), and a Secretary, who shall have such authority and shall perform such duties as are usually incident to their respective offices and as the Board of Directors or the President shall prescribe. The President shall be the chief executive officer of the Bank and shall be primarily responsible for the operation and management of the Bank. To the extent not inconsistent with the Acts and the Rules and Regulations, one person may hold any two offices. The Board of Directors shall elect officers at the level of Executive Vice President and above. The President may appoint any additional corporate officers, who shall have such powers and duties as are usually incident to their respective offices and as may be assigned to them by the President or by another officer to whom such individual reports. Each officer of the Bank shall serve at the pleasure of the Bank and shall devote his or her time, skill, and energy to the business of the Bank, unless the contrary is expressly approved by the Board of Directors. The corporate officers of the Bank may extend or deny credit and take such other action as is in conformity with the policies of the Bank, the Acts, and the Rules and Regulations.

Approved 1/29/21	Page 5

Section 2.    Employees: The Bank shall also have such other employees as the Board of Directors or the President may authorize or whose appointment the Board of Directors may ratify. Employees of the Bank shall serve at the pleasure of the Bank and shall have such duties as are usually incident to their respective positions and as may be assigned to them by the President or other officers of the Bank.

Section 3.    Compensation: The Board of Directors shall fix the compensation of the President and other officers at the level of Executive Vice President and above. The compensation of all other officers and employees of the Bank shall be fixed by the President and shall be within the annual operating expense budgets approved for the Bank by the Board of Directors.
Section 4.    Acting President: The Board of Directors may from time to time designate an individual to act as President in the event of the resignation, removal, death, or incapacity of the elected President. Such acting President shall have all of the powers conferred upon the President under these Bylaws, by resolution of the Board of Directors or any committee, or by applicable law, and shall hold such position until such time as the elected President shall no longer be incapacitated or until such time as the Board of Directors shall elect a successor President.

ARTICLE VI

Capital Stock

Section 1.    Issuance: The Bank may issue or cause to be issued to each member such shares of capital stock as may be acquired by such member from time to time in accordance with the Acts, the Rules and Regulations, and the Bank’s Capital Plan.

Section 2.    Transfers: Subject to the provisions of the Acts, the Rules and Regulations, and the Bank’s Capital Plan, Bank stock shall be transferable only upon the records of the Bank upon the request of a duly authorized representative of the holder. Each transfer shall be recorded, and a record of each transfer shall be maintained as a record of the Bank.

Section 3.    Dividends: Dividends may be declared by the Board of Directors at its discretion, provided that such dividends shall be declared and paid in the manner prescribed by the Acts, the Rules and Regulations, and the Bank’s Capital Plan.

ARTICLE VII

General Provisions

Section 1.    Budgets: The Board of Directors shall annually adopt an operating expense budget and a capital expenditures budget for the following year and shall take such additional actions with respect to such budgets as are required by the Acts and the Rules and Regulations.

Section 2.    Bonds and Insurance: The Bank shall maintain adequate financial institution crime or fidelity bonds or similar bonds or insurance covering all officers, employees, attorneys, or agents having control over or access to monies or securities owned by the Bank or in its possession.

Section 3.    Indemnification

(a)    Actions Other than By or in the Right of the Bank: The Bank shall have power to indemnify any person who was or is a party or is threatened to be made a party to any

Approved 1/29/21	Page 6

threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the Bank) by reason of the fact that he or she is or was a director, officer, employee, or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, or any joint office (including the Office of Finance), committee or council of the Federal Home Loan Banks, the Financing Corporation, the Resolution Funding Corporation, or any other instrumentality or agency of the United States government, against expenses (including costs and attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Bank, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)    Actions By or in the Right of the Bank: The Bank shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Bank to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, or any joint office (including the Office of Finance), committee, or council of the Federal Home Loan Banks, the Financing Corporation, the Resolution Funding Corporation, or any other instrumentality or agency of the United States government, against expenses (including costs and attorneys’ fees) actually and reasonably incurred by him or her or in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Bank, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. As used in this paragraph, the term ”expenses” includes, without limitation, attorneys’ fees and any expenses of successfully establishing a right to indemnification under this section.

(c)    Entitlement to Indemnification: To the extent that a current or former director, officer, employee, or agent of the Bank has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) and (b) of this section, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including costs and attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Authorization of Indemnification under Paragraphs (a) and (b): Except as provided in paragraph (c) of this section, any indemnification under paragraphs (a) and (b) of this section (unless ordered by a court) shall be made by the Bank only as authorized in the specific case upon a determination that indemnification of the current or former director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of

Approved 1/29/21	Page 7

such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion.

(e)    Right of Indemnitees to Bring Suit: In the event any indemnification provided by paragraphs (a) and (b) of this section is not made in full within ninety days after a written claim therefor has been received by the Bank from a director, officer, employee, or agent entitled to indemnification pursuant to paragraph (c) of this section or as to whom indemnification has been authorized pursuant to paragraph (d) of this section, the claimant may at any time thereafter, subject to any arbitration or other agreement between the claimant and the Bank, bring suit against the Bank to recover the unpaid amount of the claim for indemnification and, if successful in whole or in part, the claimant shall be entitled to recover also the expense of prosecuting such claim for indemnification.

(f)    Advance Payment of Expenses: Expenses (including costs and attorneys’ fees) incurred by a director, officer, employee, or agent in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the Bank in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Bank as authorized in this section. Such expenses (including costs and attorneys’ fees) incurred by former directors, officers, employees, and agents may be so paid upon such terms and conditions, if any, as the Bank deems appropriate. Without limiting the foregoing, an unsecured undertaking to repay the Bank in the event such person is ultimately determined not to be entitled to indemnification shall be considered a reasonable condition upon which to advance such costs and expenses.

(g)    Rights Not Exclusive: The indemnification and advancement of expenses provided by this section shall not be deemed exclusive of any other rights to which anyone seeking indemnification or advancement of expenses may be entitled under any other provisions of these Bylaws, any agreement providing for indemnification or advancement of expenses, any vote of disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under these Bylaws shall not be eliminated or impaired by an amendment to these Bylaws after the occurrence of the act or omission that is the subject of the action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, for which indemnification or advancement of expenses is sought.

(h)    Insurance: The Bank shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, or any joint office (including the Office of Finance), committee or council of the Federal Home Loan Banks, the Financing Corporation, the Resolution Funding Corporation, or any other instrumentality or agency of the United States government, against any liability asserted against and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Bank would have the power to indemnify such person against such liability under the provisions of this section, provided however, the Bank shall not pay the premiums for any insurance prohibited by the Rules and Regulations.

(i)    Certain Definitions: For purposes of this section, references to: (1) ”other enterprise” shall include employee benefit plans; (2) ”fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (3) ”serving at the request of the Bank” shall include any service as a director, officer, employee, or agent of the Bank which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith

Approved 1/29/21	Page 8

and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner ”not opposed to the best interests of the Bank” as set forth in this section. References to ”action,” ”suit,” or ”proceeding” shall include any appeal or other proceeding for review.

(j)    Successors to Indemnitees: The indemnification and advancement of expenses provided by this section or otherwise granted by the Bank shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators, and other legal representatives of such person.

(k)    Prohibited Payments: The Bank shall not make any indemnification payments to any person if such payment is prohibited by the Rules and Regulations or an order issued by the Director of the FHFA in accordance with 12 U.S.C. § 4518(e) with regard to any administrative proceeding or civil action instituted by the FHFA.

Section 4.    Limitation of Liability: To the fullest extent permitted by Delaware statutory and decisional law, as amended or interpreted, no current or former director shall be personally liable to the Bank or its shareholders for monetary damages for breach of fiduciary duty as a director of the Bank.

Section 5.    Signing of Papers: All agreements, instruments, checks, and other documents binding the Bank, except agreements relating to real property leases, shall be signed in the name of the Bank by the President or such officers or employees as may from time to time be authorized by the President for that purpose, without limiting the authority of the Board of Directors. Real property leases, real property lease extensions, and other lease amendments shall be signed by the President, the chief financial officer, or the chief administrative officer.

Section 6.    Operations; FHFA Approval: The Bank shall operate and do business within the provisions of the Acts, the Rules and Regulations, its certificate of organization, and these Bylaws. Where these Bylaws require or permit an action to be taken by the Bank, the Board of Directors or any of the Bank’s officers or employees, which action requires the prior approval or notice without objection of the FHFA under the provisions of the Acts, the Rules and Regulations, or the policies of the FHFA, such approval or notice without objection of the FHFA shall be obtained or given, as appropriate, prior to such action taking effect.
Section 7.    Fiscal Year: The fiscal year of the Bank shall begin on the first day of January.

Section 8.    Amendment of Bylaws: These Bylaws may be amended by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, provided that each director shall have been given notice of the proposed amendment and of the form of such amendment at least five days preceding any meeting called for such purpose. These Bylaws may be amended by the affirmative vote of a majority of the Board of Directors at any regular meeting without written notice of the proposed amendment and of the form of the amendment being given to each director, provided that the form of the proposed amendment has been submitted to the Board of Directors for consideration at the previous regular meeting of the Board of Directors and has been incorporated in the minutes of said meeting.

Section 9.    Corporate Seal: The seal of the Bank shall be in the charge of the Secretary of the Bank and may be used, as needed, by the Secretary and such Bank officer(s) as may be designated in writing by the Secretary.

Section 10.    Designation of Law for Corporate Governance and Indemnification Practices and Procedures: To the extent not inconsistent with applicable federal law, including, but not limited to,

Approved 1/29/21	Page 9

the Acts and the Rules and Regulations, and pursuant and subject to 12 C.F.R. Part 1239 (or applicable successor provisions), the Bank has elected to follow the corporate governance and indemnification practices and procedures of the Delaware General Corporation Law and as provided by Delaware decisional law, as the same may be amended or interpreted. The rights of Bank members and shareholders are conferred by the Acts and the Rules and Regulations, not by any provision of state law. Nothing in these Bylaws shall create or be deemed to create any rights under the laws of Delaware or otherwise, in any third party, including any member or shareholder of the Bank, including without limitation, rights with respect to shareholder procedures, shareholder actions, dividends, stock, assets, liabilities, business combinations, stock ownership, director nominations, elections, removals and vacancies, liquidations, derivative actions, Bylaw amendments, voting, inspection, meeting mechanics, or other shareholder procedural provisions, nor shall anything in these Bylaws cause or be deemed to cause the Bank, or its directors, officers, or employees to become subject to the jurisdiction of any state court.

ARTICLE VIII

Emergency Bylaws

Section 1.    Emergency: This Article VIII shall be operative if a meeting or action of the Board of Directors is requested or required during the existence of any catastrophe or other similar emergency condition as a result of which a meeting consisting of a quorum of the Board of Directors cannot be readily convened as provided in Article III of these Bylaws (an “emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these Bylaws. An emergency may be declared by any director or the President calling a meeting under Section 2 of this Article VIII, and such declaration shall be ratified by the act of a majority of the directors, present at such meeting at which a quorum, pursuant to Section 3 of this Article VIII, is present. Such emergency shall terminate by the act of a majority of the directors present at any meeting at which a quorum, pursuant to Section 3 of this Article VIII, or pursuant to Article III of these Bylaws, is present. To the extent not inconsistent with the provisions of this Article VIII, the Bylaws provided in the preceding Articles shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article VIII shall cease to be operative.

Section 2.    Meetings: During any emergency, a meeting of the Board of Directors may be called by any director, or the President with notice of the date, time, and place of the meeting attempted to all directors, by any available means of communication, by the person calling the meeting at such time in advance of the meeting as circumstances permit, in the judgment of the person calling the meeting.

Section 3.    Quorum: At any meeting of the Board of Directors called in accordance with Section 2 of this Article VIII, the presence or participation of five directors shall constitute a quorum for the transaction of business.

Section 4.    Bylaws: At any meeting called in accordance with Section 2 of this Article VIII, the Board of Directors may modify, amend or add to the provisions of this Article VIII so as to make any provision that may be practical or necessary under the circumstances of the emergency.

Section 5.    Liability: No director, officer, employee or agent of the Bank acting in accordance with the provisions of this Article VIII shall be liable except for willful misconduct.

Section 6.    Repeal or Change: The provisions of this Article VIII shall be subject to repeal or change by further action of the Board of Directors, but no such repeal or change shall modify the provisions of Section 5 of this Article with regard to action taken prior to the time of such repeal or change.

Approved 1/29/21	Page 10